Exhibit 5(a)


                              THE MONTANA POWER COMPANY
                                   40 East Broadway
                                   Butte, MT 59701





                                                       December 5, 1994


          The Montana Power Company
          40 East Broadway
          Butte, MT  59701

          Ladies and Gentlemen:

          With respect to the Registration Statement to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, on or about the date hereof, contemplating the sale of 85,000 shares of its Common Stock (the "Stock"), I am of the opinion that:

          1. The Company is a corporation duly organized and validly existing under the laws of the State of Montana and qualified to do business in the States of Idaho and Wyoming.

          2. The Stock has been legally and validly issued and is fully paid and nonassessable.

          I hereby consent to the use of this opinion as an exhibit to the Registration Statement, and the use of my name, as counsel, therein.


                                        Very truly yours,

                                        /s/ Michael E. Zimmerman

                                        MICHAEL E. ZIMMERMAN
                                        Vice President and General Counsel